Exhibit (6)(b)

                            SELECTED DEALER AGREEMENT

                                                     Boston, Massachusetts

                                                     Effective Date: __________

Dealer Name:
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Address:
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             ---------------------------------------
Attn:
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Ladies and Gentlemen:

     We have been appointed to serve as an agent and principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the purpose of selling and distributing shares (the "Shares") of each of the portfolio series as specified from time to time, of certain investment companies, including, but not limited to, the MetLife - State Street trusts, the State Street trusts and MetLife Portfolios, Inc. Hereinafter the specified portfolio series shall be denoted individually as a "Fund" and collectively as the "Funds", and the investment companies shall be denoted individually as an "Investment Company" and collectively as the "Investment Companies" for purposes of this Agreement.

     We are hereby inviting you, as a selected dealer and subject to the terms and conditions set forth below, to make available to your customers Shares of the Funds. By your acceptance hereof, you agree that you shall exercise your best efforts to find purchasers for the Shares, shall purchase Shares only from us or from your customers, and shall act only as agent for your customers or dealer for your own account, with no authority to act as agent for the Funds, for us or for any other dealer in any respect.

     1. Acceptance of Orders. Orders received from you will be accepted only at the public offering price (as defined below in Section 2) applicable to each order. You agree to place orders for Shares immediately upon the receipt of, and in the same amount as, orders from your customers. We will not accept a conditional order from you on any basis. All orders are subject to our receipt of Shares from the Investment Company and to acceptance and confirmation of such


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orders by us and by the Investment Company. The procedures relating to the handling of orders shall be subject to instructions which we shall provide from time to time to you. We and the Investment Companies reserve the right in our sole discretion to reject any order.

     2. Public Offering Price and Sales Charge. The public offering price shall be the net asset value per Share plus any sales charge payable upon the purchase of Shares of such Fund or class thereof as described in the then current prospectus applicable to such Shares, as amended and in effect from time to time (the "Prospectus"). The public offering price may reflect scheduled variations in, or the elimination of, the sales charge on sales of the Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus and related Statement of Additional Information. You agree that you will apply any scheduled variation in, or elimination of, the sales charge uniformly to all offerees in the class specified in the Prospectus.

     The sales charge applicable to any sale of Shares by you and the dealer concession or commission applicable to any order from you for the purchase of Shares accepted by us shall be as set forth in the applicable Prospectus and related Statement of Additional Information. You agree that you will not combine customer orders to reach breakpoints in commissions for any purpose unless authorized by the Prospectus or by us in writing. All commissions and concessions are subject to change without notice by us.

     3. 12b-1 Plans.

        (a) As consideration for your providing distribution and marketing services in the promotion of the sale of Shares of certain Funds or classes thereof which have adopted Distribution Plans pursuant to Rule 12b-1 under the 1940 Act, and for providing personal services to and/or the maintenance of the accounts of, your customers who invest in and own such Shares, we shall pay you such fee, if any, as is described in the applicable Prospectus and otherwise established by us from time to time on Shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by such Fund or its agent, designate your firm as the customer's dealer of record. Any fee payable hereunder shall be computed and accrued daily and for each month shall be based on average daily net asset value of the relevant Shares which remain outstanding during such month. No such fee will be paid to you with respect to Shares redeemed or repurchased by such Fund within seven business days after the date of our confirmation of such purchase. No such fee will be paid to you with respect to any of your customers


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if the amount of such fee based upon the value of such customer's Shares will be less than $1.00.

        (b) The provisions of this Paragraph 3 may be terminated with respect to any Fund or class thereof in accordance with the provisions of Rule 12b-1 under the 1940 Act or the rules of the National Association of Securities Dealers, Inc. (the "NASD") and thereafter no such fee will be paid to you.

        (c) Consistent with NASD policies as amended or interpreted from time to time (i) you waive payment of amounts due from us which are funded by fees we receive under such Distribution Plans until we are in receipt of the fees on the relevant shares of a Fund, and (ii) our liability for amounts payable to you is limited solely to the proceeds of the fees receivable to us on the relevant shares.

     4. Payment for Shares. Payment for Shares sold through you shall be made on or before the settlement date specified in the applicable confirmation, at the office of our clearing agent, and by your check payable to the order of such Fund or, if applicable, by Federal Funds wire for credit to such Fund, in any case in accordance with the procedures and conditions described in the applicable Prospectus. Each Fund reserves the right to delay issuance or transfer of Shares until such check has cleared. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale. Unless other instructions are received by us on or before the settlement date, orders accepted by us may be placed in an Open Account in your name. If such payment or instruments are not timely received by us, we may hold you responsible for any expense or loss, including loss of profit, suffered by us or by such Fund resulting from your failure to make payment as aforesaid.

     5. Redemption and Repurchase of Shares. If any of the Shares sold through you hereunder are redeemed by such Fund or repurchased by us as agent for such Fund within seven business days after confirmation of the original purchase, it is agreed that you shall forfeit your right to the entire dealer concession and related commission, if any, received by you on such Shares. We will notify you of any such repurchase or redemption within ten business days from the date thereof and you shall forthwith refund to us the entire concession and commission, if any, received by you on such sale. We agree, in the event of any such repurchase or redemption, to refund to such Fund our share of the sales charge retained by us, if any, and upon receipt from you of the refund of the concession allowed to you, to pay such refund forthwith to such Fund.


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     If you purchase Shares from any customer in connection with repurchase arrangements offered by an Investment Company, you agree to pay such customer not less than the applicable repurchase price as established by the Prospectus. If you act as agent for your customer in selling Shares to us or a Fund, you agree not to charge your customer more than a fair commission for handling the transaction. Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

     6. Manner of Offering.

        (a) No person is authorized to make any representations concerning Shares except those contained in the applicable Prospectus, in the related Statement of Additional Information and in any then current sales literature or other material issued by us supplemental to such Prospectus, which sales literature or other material is used in conformity with applicable rules or conditions. All offerings of Shares by you shall be subject to the conditions set forth in the applicable Prospectus (including the condition relating to minimum purchases) and to the terms and conditions herein set forth. We will furnish additional copies of the Prospectuses and such sales literature and other material issued by us in reasonable quantities upon request. You will provide all customers with the applicable Prospectus prior to or at the time such customer purchases Shares and will forward promptly to us any customer request for a copy of the applicable Statement of Additional Information. Sales and exchanges of Shares may only be made in those states and jurisdictions where the Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified.

        (b) You agree to conform to any compliance or offering standards that we may establish from time to time, including without limitation standards as to when classes of Shares may appropriately be sold to particular investors.


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     7. NASD Matters. This Agreement is conditioned upon your representation and warranty that you are a member of the NASD or, in the alternative, that you are a foreign dealer not eligible for membership in the NASD. You and we agree to abide by the Rules and Regulations of the NASD, including Rule 26 of its Rules of Fair Practice, and all applicable federal, state, and foreign laws, rules and regulations.

     8. Rejection of Orders. We shall have the right to accept or reject orders for the purchase of Shares of any Fund. It is understood that for the purposes hereof no Share shall be considered to have been sold by you and no compensation will be payable to you with respect to any subscription for Shares which is rejected by us or an Investment Company. Any consideration which you may receive in connection with a rejected purchase order will be returned promptly. Confirmations of all accepted purchase orders will be transmitted by the Transfer Agent for the applicable Fund or class thereof to the investor or to you, if authorized.

     9. Status of Soliciting Dealer. Nothing herein shall make you a partner with us or render our relationship an association. You are responsible for your own conduct, for the employment, control and conduct of your employees and agents and for injury to such employees or agents or to others through such employees or agents. You assume full responsibility for your employees and agents under applicable laws and agree to pay all employer taxes relating thereto.

     10. No Liability. As distributor of the Shares, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of such Shares. We shall not be under any liability to you, except for lack of good faith and for obligations expressly assumed by us in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve any of us from any liability imposed by the Securities Act of 1933, as amended.

     11. Term of Contract; Amendment; Termination. This Agreement shall become effective on the date hereof. We and each Fund reserve the right, in our discretion upon notice to you, to amend, modify or terminate this Agreement at any time, to change any sales charges, commissions, concessions and other fees described in the applicable Prospectus or to suspend sales or withdraw the offering of Shares of any Fund or class of Shares thereof entirely. You agree that any order to purchase Shares placed by you after notice of any amendment to this Agreement has been sent to you shall constitute your agreement to such amendment.


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     12. Miscellaneous. This Agreement supersedes any and all prior agreements between us. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telefacsimiled to you at the address specified by you above. This Agreement shall be effective when accepted by you below and shall be construed under the laws of the Commonwealth of Massachusetts.

     The following provision, as marked, applies to this agreement.

|_| This document constitutes an amendment to and restatement of the Selected Dealer Agreement currently in effect between you and us.

|_| Please confirm your agreement hereto by signing and returning the enclosed counterpart of this Agreement at once to: State Street Research Investment Services, Inc., One Financial Center, Boston, Massachusetts 02111,
     Attention: President. Upon receipt thereof, this Agreement and such signed duplicate copy will evidence the agreement between us as of the date indicated.

                                                 State Street Research
                                                 Investment Services, Inc.
                                                 (Distributor)


                                                 By:
                                                     -----------------------

ACCEPTED:

[                          ]
     (Selected Dealer)

By:
    ----------------------------

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                              SUPPLEMENT NO. 1 TO
                           SELECTED DEALER AGREEMENT

                                               Boston, Massachusetts

                                               Effective Date: _________________

Dealer Name:    _____________________________________

Address:        _____________________________________

                _____________________________________

Attn:           _____________________________________


Ladies and Gentlemen:

        This Agreement amends and supplements the Selected Dealer Agreement between you and us, as in effect from time to time (the "Selected Dealer Agreement"). All of the terms and provisions of the Selected Dealer Agreement remain in full force and effect, and this Agreement and the Selected Dealer Agreement shall be construed and interpreted as one Agreement, provided that in the event of any inconsistency between this Agreement and the Selected Dealer Agreement, the terms and provisions of this Agreement shall control. Capitalized terms used in this Agreement and not defined herein are used as defined in the Selected Dealer Agreement.

        We understand that you wish to use Shares of the Funds in managed fee-based programs in which you participate (the "Fee-Based Program"), and that you wish to afford investors participating in such programs the opportunity to qualify for the ability to purchase shares of the Funds at net asset value. We are willing to allow you to purchase Shares of the Funds for sale to investors participating in the Fee-Based Program on such basis, subject to the terms and conditions of this Agreement and the Selected Dealer Agreement.

1.      Sale of Shares through Fee-Based Program

        You may, in connection with the Fee-Based Program, sell shares of any Funds made available by us, from time to time, at net asset value to investors participating in a bona fide Fee-Based Program. You will receive no discount, commission or other concession with respect to any

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such sale, but will be entitled to receive any service fees otherwise payable with respect thereto to the extent provided from time to time in the applicable Funds' Prospectuses and in the Dealer Agreement. We will, after consulting with you, determine, from time to time, which Funds we will make available to you for use in the Fee-Based Program. You agree that Shares will not be made available through the Fee-Based Program for the sole purpose of enabling evasion of sales charges.

2.      Fees under Fee-Based Program

        For any Fee-Based Program investor eligible to purchase Fund shares at net asset value, the investor shall be subject to an annual fee of not more than 2.50% of such investor's average net assets included in the Fee-Based Program, nor less than 0.50% of such assets. You shall send to us upon request from time to time the then-current standard fee schedule for the applicable Fee-Based Program and a copy of the applicable Schedule H to the Form ADV containing the required disclosures relating to the Fee-Based Program, or any successor required disclosures. Any brochures, written materials or advertising relating to the Fee-Based Program may refer to the Funds as available at net asset value if the fees and expenses of the Fee-Based Program are given at least equal prominence. In connection with explaining the fees and expenses of the Fee-Based Program, your representatives may describe to customers the option of purchasing Fund shares through such Program at net asset value.

3.      Undertakings

        You will (i) provide us with continuous reasonable access to your offices, representatives and mutual fund and Fee-Based Program sales support personnel and to meetings, including national and regional sales conferences and training programs, of your representatives and sales personnel, (ii) include descriptions of all Funds offered through the Fee-Based Program in internal sales materials and electronic information displays used in conjunction with the Fee-Based Program, (iii) include our representatives on your internal sales lines and conference calls on a regular basis, (iv) use reasonable efforts to motivate your representatives to recommend suitable Funds for clients of the Fee-Based Program, (v) provide us with sales information in reasonable Fund-by-Fund detail, including identification of offices and representatives that account for the most significant sales of shares of the Funds through the Fee-Based Program, and (vi) include the Funds on any approved, preferred or other similar list of mutual fund products offered through the Fee-Based Program.

4.      Customer Accounts

        You may maintain with the Funds' shareholder servicing agent either (i) one or more omnibus accounts solely for the participants in the applicable Fee-Based Program or (ii) separate accounts for each participant in the applicable Fee-Based Program. If one or more omnibus accounts are maintained, you shall, among other things, be responsible for forwarding proxies, annual and semi-annual reports and other materials to each beneficial owner in a timely manner.


5.      Applicable Law

        This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of The Commonwealth of Massachusetts.

6.      Disclaimer and Indemnity

        We are not endorsing, recommending and are not otherwise involved in providing any investment product of yours, including but not limited to any Fee-Based Program. We are merely affording you the opportunity to use shares of the Funds as an investment medium for the applicable Fee-Based Program. You acknowledge and agree that you are solely responsible for any such Fee-Based Program and you agree to indemnify, defend and hold harmless us, the Funds and our and their affiliates, directors, trustees, officers, employees and agents from and against any claims, losses, damages or costs (including attorneys' fees) arising from or related to such Fee-Based Program, including without limitation any brochures, written materials or advertising in any form that refers to the Funds or the Fee-Based Program.

7.      Miscellaneous

        This Agreement is not exclusive and shall terminate automatically upon termination of the Selected Dealer Agreement. We reserve the right, in our discretion upon notice to you, to amend, modify or terminate this Agreement at any time. You agree that any order to purchase Shares placed by you after notice of any amendment to this Agreement has been sent to you shall constitute your agreement to such amendment.
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                                        STATE STREET RESEARCH
                                        INVESTMENT SERVICES, INC.


                                        By:     __________________________
                                                Name:
                                                Title:

Accepted:

        __________________________________
        Name of Dealer


By:     __________________________________
        Name:
        Title: